As filed with the Securities and Exchange Commission on November 15, 2002
Registration No. 33-71278

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CYPRESS BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-2389839
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4350 Executive Drive, Suite 325
San Diego, California 92121
(858) 452-2323
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dr. Jay D. Kranzler
Chief Executive Officer, President and Secretary
Cypress Bioscience, Inc.
4350 Executive Drive, Suite 325
San Diego, California 92121
(858) 452-2323
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Frederick T. Muto, Esq.
Denise L. Woolard, Esq.
Cooley Godward LLP
4401 Eastgate Mall San Diego, California 92121-9109
Tel: (858) 550-6000
Fax: (858) 550-6420

We filed with the Securities Exchange Commission a Registration Statement on Form S-3 on November 8, 1993, Post-Effective Amendment No. 1 on July 26, 1996 and Post-Effective Amendment No. 2 on January 7, 1997 (Reg. No. 33-71278) which originally registered 1,850,000 shares of our Common Stock, par value $0.02 per share for resale by the selling stockholders named therein (the “Registration Statement”). The offering contemplated by the Registration Statement has terminated by virtue of the expiration of our contractual obligations. Pursuant to the undertaking contained in the Registration Statement, we are filing this Post-Effective Amendment No. 3 to deregister such number of shares originally registered by the Registration Statement as remain unsold as of the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No.3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on November 15, 2002.

CYPRESS BIOSCIENCE INC

By:	/s/ Jay D. Kranzler, M.D., Ph.D
Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

By:	/s/ Sabrina Martucci Johnson
Chief Financial Officer and Vice President (Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay D. Kranzler, M.D., Ph.D. and Sabrina Martucci Johnson, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

DATE	SIGNATURE	TITLE

November 15, 2002	/s/ Jay D. Kranzler, M.D., Ph.D. Jay D. Kranzler, M.D., Ph.D.	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

November 15, 2002	/s/ Sabrina Martucci Johnson Sabrina Martucci Johnson	Chief Financial Officer and Vice President (Principal Financial Officer)

November 15, 2002	/s/ Jack H. Vaughn Jack H. Vaughn	Director

November 15, 2002	/s/ Samuel D. Anderson Samuel D. Anderson	Director

November 15, 2002	/s/ Larry J. Kessel, M.D. Larry J. Kessel, M.D.	Director

	Charles Nemeroff, M.D., Ph.D.	Director

	Martin B. Keller, M.D	Director

November 15, 2002	/s/ Sheldon Drobny Sheldon Drobny	Director